Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com

July 17, 2024

Synchrony Card Funding, LLC 777 Long Ridge Road Stamford, Connecticut 06902
Re: Synchrony Card Funding, LLC Registration Statement on Form SF-3

We have acted as special counsel for Synchrony Card Funding, LLC, a Delaware limited liability company (“SCF”), in connection with the preparation of the Registration Statement on Form SF-3 (the “Registration Statement”) and the related form of prospectus (the “Prospectus”) filed by SCF with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes (the “Notes”) to be issued pursuant to the Amended and Restated Master Indenture, filed as Exhibit 4.1 to the Registration Statement (the “Master Indenture”), between Synchrony Card Issuance Trust (the “Trust”) and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), as supplemented by a related Indenture Supplement (as amended by Supplemental Indenture No. 1 to Indenture Supplement filed as Exhibit 4.4 of the Registration Statement, the “Indenture Supplement”), between the Trust and the Indenture Trustee, filed as Exhibit 4.3 to the Registration Statement, Supplement No. 1 to Amended and Restated Master Indenture, dated as of May 20, 2024 (“Supplement No. 1”), filed as Exhibit 4.2 to the Registration Statement, and a related Terms Document (the “Terms Document”, and together with the Master Indenture, the Indenture Supplement and Supplement No. 1, the “Indenture”), between the Trust and the Indenture Trustee, substantially in the form filed as Exhibits 4.5, 4.6, 4.7 and 4.8 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

Our opinion is based on our examination of the Prospectus, the Indenture and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the headings “U.S. Federal Income Tax Consequences” and “Structural Summary—Tax Status” in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP
(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados
(a Brazilian partnership).

Synchrony Card Funding, LLC
July 17, 2024

 While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the headings “U.S. Federal Income Tax Consequences” and “Structural Summary—Tax Status,” which discuss the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings “U.S. Federal Income Tax Consequences” and “Structural Summary—Tax Status” in the Prospectus, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP